Exhibit 23.5

CONSENT OF ALEX SHESHUNOFF & CO. INVESTMENT BANKING

We hereby consent to the incorporation by reference in the Registration Statement on Form S-4 of Community Bancshares of Indiana, Inc. of our opinion, dated February 14, 2006, and to use of our name and the description of our opinion, with respect to the merger of Community Bancshares of Indiana, Inc. and The Bancshares, Inc. included in the Registration Statement on Form S-4 of Community Bancshares of Indiana, Inc and to the inclusion of such opinion as Appendix E to the Registration Statement. By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

ALEX SHESHUNOFF & CO.
INVESTMENT BANKING

AUSTIN, TX
April 25, 2006